Exhibit 99.1

NICKELODEON’S NICK JR. TO PREMIERE ALL-NEW EPISODES THIS FALL OF GENIUS BRANDS INTERNATIONAL’S HIT ANIMATED CHILDREN’S SERIES,“RAINBOW RANGERS”

Debut of New “Rainbow Rangers” Kicks Off Third Broadcast Season with a Halloween Episode Leading Nick Jr.’s “Sunday Girls Rule” Block on October 11

BEVERLY HILLS, Calif. September 21, 2020: Heading into its third year of airing on Nickelodeon’s Nick Jr. channel in the U.S., Genius Brands International “Genius Brands” (Nasdaq:GNUS) announces today the fall premiere of a slate of new episodes of its flagship animated preschool series, Rainbow Rangers, beginning October 11, 2020.

The third broadcast season of Rainbow Rangers, a CGI-animated, action adventure preschool series, will debut on Nick Jr.’s “Sunday Girls Rule” block at 11:00 a.m. with a special Halloween-themed episode, and subsequent episodes airing in the same time-slot through November 22, 2020.   The premiere coincides with the recent Walmart retail launch of the Rainbow Rangers’ multi-figure action pack from Mattel’s Fisher-Price.

“In November, we will be heading into our third year of our broadast partnership with Nick Jr. for this unqiue series that promotes empowerment, diversity, friendship and adventure,” said Jess Brinder, Vice President of International Distribution. “The support from Nick Jr. since the launch of Rainbow Rangers in 2018 has been amazing, and the upcoming October premiere dovetails nicely with the launch of our first toy line from Mattel in Walmart stores.”

Rainbow Rangers is a rescue-based series that follows the adventures of seven girls who are Earth’s first responders, protecting people, animals, resources, and the natural beauty of our world. The series boasts a unique and highly-accomplished team of creators from the animated motion picture and television worlds, including Rob Minkoff (Disney’s The Lion King director), Shane Morris (Disney’s Frozen co-writer), Tim Mansfield, and New York Times Bestselling author and Emmy Award-nominated writer Elise Allen (Dinosaur Train, Lion Guard, Barbie specials),  who serves as head writer and co-creator.  Multiple Emmy Award-winning director Michael Maliani directs the series, and Genius Brands' Chairman & CEO and multiple Emmy Award-winning producer, Andy Heyward, serves as executive producer.

In addition to Nick Jr. in the U.S., Rainbow Rangers airs around the world, including Corus Entertainment’s Treehouse (Canada), Televisa and BLIM TV (Mexico), Nine Network (Australia), CCTV and iQiyi (China), Nickelodeon and NOGGIN (Latin America), Cartoonito (Italy), TV2 (Hungary), NOGA (Israel), Mini Mini (Poland), Canal Panda (Portugal), Discovery Kids (Middle East), and Pikaboo (Serbia, Montenegro, Macedonia, Slovenia, Croatia, Bosnia, Herzegovina).

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About Genius Brands International

Genius Brands International, Inc. (Nasdaq: GNUS) is a leading global kids media company developing, producing, marketing and licensing branded children’s entertainment properties and consumer products for media and retail distribution. The Company’s award-winning ‘content with a purpose’ portfolio includes the upcoming Stan Lee’s Superhero Kindergarten, starring Arnold Schwarzenegger and in partnership with Alibaba; Rainbow Rangers for Nick Jr.; Llama Llama, starring Jennifer Garner, for Netflix; award-winning toddler brand Baby Genius; adventure comedy STEM series Thomas Edison's Secret Lab; and entrepreneurship series Warren Buffett's Secret Millionaires Club. Through licensing agreements with leading partners, characters from Genius Brands’ IP also appear on a wide range of consumer products for the worldwide retail marketplace. The Company’s new Kartoon Channel! is available in over 100 million U.S. television households via a broad range of distribution platforms, including Comcast, Cox, DISH, Amazon Prime, Sling TV, Apple TV, Roku, Amazon Fire and more. For additional information, please visit www.gnusbrands.com.

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Forward Looking Statements: Certain statements in this press release constitute "forward-looking statements" within the meaning of the federal securities laws. Words such as "may," "might," "will," "should," "believe," "expect," "anticipate," "estimate," "continue," "predict," "forecast," "project," "plan," "intend" or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, including without limitation, our ability to generate revenue or achieve profitability; our ability to obtain additional financing on acceptable terms, if at all; our ability to repay our outstanding debt; the potential issuance of a significant number of shares to our convertible note holders which will dilute our equity holders; fluctuations in the results of our operations from period to period; general economic and financial conditions; our ability to anticipate changes in popular culture, media and movies, fashion and technology; competitive pressure from other distributors of content and within the retail market; our reliance on and relationships with third-party production and animation studios; our ability to market and advertise our products; our reliance on third-parties to promote our products; our ability to keep pace with technological advances; our ability to protect our intellectual property and those other risk factors set forth in the “Risk Factors” section of the Company’s most recent Annual Report on Form 10-K and in the Company's subsequent filings with the Securities and Exchange Commission (the "SEC"). Thus, actual results could be materially different. The Company expressly disclaims any obligation to update or alter statements whether as a result of new information, future events or otherwise, except as required by law.

MEDIA CONTACT:

pr@gnusbrands.com

INVESTOR RELATIONS CONTACT:

ir@gnusbrands.com

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